UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 28, 2021

Mammoth Energy Services, Inc.

(Exact name of registrant as specified in its charter)

001-37917
(Commission File No.)

Delaware				32-0498321
(State or other jurisdiction of incorporation or organization)				(I.R.S. Employer Identification No.)

14201 Caliber Drive,	Suite 300
Oklahoma City,	Oklahoma	(405)	608-6007	73134
(Address of principal executive offices)		(Registrant’s telephone number, including area code)		(Zip Code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of The Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TUSK	The Nasdaq Stock Market LLC
NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

On November 3, 2021, Mammoth Energy Services, Inc. (“Mammoth”) issued a press release providing Notice of Proposed Settlement of Derivative Action to its stockholders (“Notice”) relating to the pending derivative action disclosed by Mammoth in its reports filed with the Securities and Exchange Commission, which Notice was given in accordance with the Court order Preliminarily Approving Derivative Settlement and Providing for Notice dated October 28, 2021 (“Preliminary Approval Order”). The terms of the settlement are discussed in more detail in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01. Other Events.

Preliminary Approval of the Settlement of the Derivative Action

As previously disclosed, in September 2019, four derivative lawsuits were filed, two in the United States District Court for the Western District of Oklahoma and two in the United States District Court for the District of Delaware (the “Court”), purportedly on behalf of Mammoth against its officers and directors, one of which was subsequently dismissed. The other three were consolidated by the Court under the case caption “In re Mammoth Energy Services, Inc. Consolidated Shareholder Litigation,” and a consolidated amended complaint was filed on behalf of Nominal Defendant Mammoth (the “derivative action”) against Mammoth’s directors and executive officers (the “individual defendants”) and two largest stockholders (collectively with the individual defendants and Nominal Defendant Mammoth, the “defendants”).

On October 5, 2021, the plaintiffs and Nominal Defendant Mammoth entered into the Stipulation and Agreement of Settlement (the “Stipulation”) in the derivative action, which was preliminarily approved by the Court on October 28, 2021 in the Preliminary Approval Order, and is subject to final approval by the Court. The terms of the Stipulation require that, in exchange for the full release, discharge and dismissal with prejudice of the claims asserted against the defendants in the derivative action, (1) the individual defendants will cause the insurers under Mammoth’s Directors’ and Officers’ (“D&O”) insurance policy (the “D&O insurers”) to pay $1.5 million to Mammoth, which Mammoth will use for general corporate purposes; and (2) Mammoth will adopt certain corporate governance reforms, which will further enhance Mammoth’s current corporate governance policies. Additionally, the Stipulation provides that the individual defendants will cause the D&O insurers to pay, subject to Court approval, a separate payment of $0.5 million to plaintiffs’ counsel for their attorneys’ fees and expenses.

The Court has set a hearing date for January 7, 2022 to consider the final approval of the settlement. The final settlement amount is expected to be covered in full under Mammoth’s D&O insurance policy. However, until the Court issues a final order approving the settlement, Mammoth cannot assure you that the derivative action will be settled on the terms set forth herein or at all.

The foregoing description of the preliminarily approved settlement is a summary only and is qualified in its entirety by reference to the Stipulation and exhibits thereto, consisting of Exhibit A--Corporate Governance Reforms, Exhibit B--Notice of Proposed Settlement of Derivative Action, Exhibit C--Proposed Order Preliminarily Approving Derivative Settlement and Providing for Notice and Exhibit D--Proposed Final Order and Judgment. A full copy of the Stipulation, with all exhibits thereto, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is also posted on the Investors page of Mammoth’s website, ir.mammothenergy.com. The information included on Mammoth’s website does not constitute part of this Form 8-K and is not incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

99.1*	Press release dated November 3, 2021, entitled “Mammoth Energy Announces Notice of Proposed Settlement of Derivative Action.”
99.2**	Stipulation and Agreement of Settlement.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*Furnished herewith.
**Filed herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	November 3, 2021	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary